Exhibit 99.1
THE TIMKEN COMPANY AND SUBSIDIARIES
CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
The following unaudited condensed pro forma consolidated financial statements are based upon the historical financial statements of The Timken Company (“the Company”) and subsidiaries, adjusted to reflect the disposition of the Company’s Needle Roller Bearings “NRB” business. The following unaudited condensed pro forma consolidated financial statements of the Company should be read in conjunction with the related notes and with the historical consolidated financial statements of the Company and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited condensed pro forma consolidated balance sheet reflects the disposition of the NRB business as if it had occurred on June 30, 2009, while the unaudited condensed pro forma statements of consolidated income for the six months ended June 30, 2009 and the years ended December 31, 2008, December 31, 2007 and December 31, 2006, respectively, give effect to the disposition as if it had occurred at the beginning of each period presented. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that the Company’s management believes to be reasonable.
The unaudited condensed pro forma consolidated financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of the NRB business closed on June 30, 2009 for the unaudited condensed pro forma consolidated balance sheet or at the beginning of each period presented for the unaudited condensed pro forma statements of consolidated income.

THE TIMKEN COMPANY AND SUBSIDIARIES
Condensed Pro Forma Consolidated Balance Sheet
June 30, 2009
(unaudited)

		Pro Forma
(Dollars in thousands)	Historical	Adjustments		Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$277,086	$305,603	(a)	$582,689
Accounts receivable, net	465,068	(28,191	) (b)	436,877
Inventories, net	930,141	(123,885	) (c)	806,256
Deferred income taxes	84,830	(11,675	) (d)	73,155
Deferred charges and prepaid expenses	15,806	(465	) (c)	15,341
Other current assets	45,846	(3,065	) (e)	42,781

Total Current Assets	1,818,777	138,322		1,957,099

Property, Plant and Equipment	4,066,686	(439,156	) (c)	3,627,530
Less allowances for depreciation	(2,413,474)	226,369	(c)	(2,187,105)

Property, Plant and Equipment, net	1,653,212	(212,787)		1,440,425

Other Assets
Goodwill	229,699	(8,329	) (c)	221,370
Other intangible assets	166,264	(30,240	) (c)	136,024
Deferred income taxes	312,782	(8,897	) (d)	303,885
Other non-current assets	41,421	(1,394	) (c)	40,027

Total Other Assets	750,166	(48,860)		701,306

Total Assets	$4,222,155	$(123,325)		$4,098,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other liabilities	$316,284	$(8,922	) (f)	$307,362
Short-term debt and current portion of long-term debt	337,697	—		337,697
Income taxes payable	—	—		—
Deferred Income taxes	5,186	(556	) (d)	4,630
Salaries, wages and benefits	146,608	(14,675	) (g)	131,933

Total Current Liabilities	805,775	(24,153)		781,622

Non-Current Liabilities
Long-term debt	254,845	—		254,845
Accrued pension cost	844,333	(15,816	) (h)	828,517
Accrued postretirement benefits cost	609,038	3,399	(i)	612,437
Other non-current liabilities	107,017	(35,038	) (g)	71,979

Total Non-Current Liabilities	1,815,233	(47,455)		1,767,778

Shareholders’ Equity
Common Stock	888,537	—		888,537
Earnings invested in the business	1,490,299	(11,012	) (j)	1,479,287
Accumulated other comprehensive loss	(791,226)	(40,705	) (k)	(831,931)
Treasury Shares	(4,206)	—		(4,206)

Total Shareholders’ Equity	1,583,404	(51,717)		1,531,687

Noncontrolling interest	17,743	—		17,743

Total Equity	1,601,147	(51,717)		1,549,430

Total Liabilities and Shareholders’ Equity	$4,222,155	$(123,325)		$4,098,830

See Notes to Unaudited Condensed Pro Forma Financial Statements.

THE TIMKEN COMPANY AND SUBSIDIARIES
Condensed Pro Forma Statement of Consolidated Income
Six months ended June 30, 2009
(unaudited)

		Pro Forma
(Dollars in thousands, except per share data)	Historical	Adjustments (l)	Pro Forma

Net sales	$1,789,305	$(185,928)	$1,603,377
Cost of products sold	1,518,344	(194,695)	1,323,649

Gross Profit	270,961	8,767	279,728

Selling, administrative and general expenses	281,311	(30,583)	250,728
Impairment and restructuring charges	69,659	(5,198)	64,461

Operating Loss	(80,009)	44,548	(35,461)

Interest expense	(16,965)	96	(16,869)
Interest income	939	(43)	896
Other income — net	6,895	873	7,768

Loss from Continuing Operations before Income Taxes	(89,140)	45,474	(43,666)
Benefit from income taxes	(20,192)	18,630	(1,562)

Loss from continuing operations	$(68,948)	$26,844	$(42,104)

Loss per share from continuing operations
Basic	$(0.72)		$(0.44)
Diluted	(0.72)		(0.44)

Average common shares outstanding
Basic	96,082,491		96,082,491
Diluted	96,082,491		96,082,491
See Notes to Unaudited Condensed Pro Forma Financial Statements.

THE TIMKEN COMPANY AND SUBSIDIARIES
Condensed Pro Forma Statement of Consolidated Income
Year ended December 31, 2008
(unaudited)

		Pro Forma
(Dollars in thousands, except per share data)	Historical	Adjustments (l)	Pro Forma

Net sales	$5,663,660	$(620,655)	$5,043,005
Cost of products sold	4,422,191	(532,412)	3,889,779

Gross Profit	1,241,469	(88,243)	1,153,226

Selling, administrative and general expenses	724,987	(70,773)	654,214
Impairment and restructuring charges	64,383	(31,606)	32,777
Gain on divestitures	(8)	—	(8)

Operating Income	452,107	14,136	466,243

Interest expense	(44,934)	49	(44,885)
Interest income	5,971	304	6,275
Receipt of Continued Dumping & Subsidy Offset
Act (CDSOA) payment, net of expenses	10,207	(1,071)	9,136
Other income — net	5,827	1,278	7,105

Income from continuing operations before income taxes	429,178	14,696	443,874
Provision for income taxes	157,926	555	158,481

Income from continuing operations	$271,252	$14,141	$285,393

Earnings per share from continuing operations
Basic	$2.82		$2.96
Diluted	2.81		2.96

Average common shares outstanding
Basic	95,650,104		95,650,104
Diluted	95,947,643		95,947,643
See Notes to Unaudited Condensed Pro Forma Financial Statements.

THE TIMKEN COMPANY AND SUBSIDIARIES
Condensed Pro Forma Statement of Consolidated Income
Year ended December 31, 2007
(unaudited)

		Pro Forma
(Dollars in thousands, except per share data)	Historical	Adjustments (l)	Pro Forma

Net sales	$5,236,020	$(696,287)	$4,539,733
Cost of products sold	4,182,186	(599,294)	3,582,892

Gross Profit	1,053,834	(96,993)	956,841

Selling, administrative and general expenses	695,283	(67,340)	627,943
Impairment and restructuring charges	40,378	(11,973)	28,405
Loss on divestitures	528	—	528

Operating Income	317,645	(17,680)	299,965

Interest expense	(42,684)	372	(42,312)
Interest income	7,045	(182)	6,863
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payment, net of expenses	7,854	(1,405)	6,449
Other expense — net	(4,001)	3,274	(727)

Income from continuing operations before income taxes	285,859	(15,621)	270,238
Provision for income taxes	62,868	(6,403)	56,465

Income from continuing operations	$222,991	$(9,218)	$213,773

Earnings per share from continuing operations
Basic	$2.34		$2.24
Diluted	2.32		2.23

Average common shares outstanding
Basic	94,639,065		94,639,065
Diluted	95,281,799		95,281,799
See Notes to Unaudited Condensed Pro Forma Financial Statements.

THE TIMKEN COMPANY AND SUBSIDIARIES
Condensed Pro Forma Statement of Consolidated Income
Year ended December 31, 2006
(unaudited)

		Pro Forma
(Dollars in thousands, except per share data)	Historical	Adjustments (l)	Pro Forma

Net sales	$4,973,365	$(695,291)	$4,278,074
Cost of products sold	3,968,271	(583,301)	3,384,970

Gross Profit	1,005,094	(111,990)	893,104

Selling, administrative and general expenses	677,342	(64,030)	613,312
Impairment and restructuring charges	44,881	(13,933)	30,948
Loss on divestitures	64,271	—	64,271

Operating Income	218,600	(34,027)	184,573

Interest expense	(49,387)	351	(49,036)
Interest income	4,605	(1,101)	3,504
Receipt of Continued Dumping & Subsidy Offset Act (CDSOA) payment, net of expenses	87,907	(20,328)	67,579
Other expense — net	(4,148)	579	(3,569)

Income from continuing operations before income taxes	257,577	(54,526)	203,051
Provision for income taxes	77,795	(17,292)	60,503

Income from continuing operations	$179,782	$(37,234)	$142,548

Earnings per share from continuing operations
Basic	$1.91		$1.51
Diluted	1.90		1.50

Average common shares outstanding
Basic	93,325,729		93,325,729
Diluted	94,092,657		94,092,657
See Notes to Unaudited Condensed Pro Forma Financial Statements.

THE TIMKEN COMPANY AND SUBSIDIARIES
NOTES TO CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(a)	Reflects the gross proceeds of $330 million, less the value of certain receivables and payables retained by the Company, from the sale of the Needle Roller Bearings (NRB) business. In addition, pursuant to the Sale and Purchase Agreement (the “Purchase Agreement”), cash is excluded from assets transferred to the Buyer.

(b)	Reflects the elimination of assets of the NRB business acquired by the Buyer, net of assets that will be retained by the Company, in accordance with the Purchase Agreement.

(c)	Reflects the elimination of assets of the NRB business acquired by the Buyer in accordance with the Purchase Agreement.

(d)	Reflects adjustments to deferred taxes resulting from the sale of the NRB business.

(e)	Reflects the elimination of assets of the NRB business acquired by the Buyer, as well as estimated current tax expense from the loss on the sale of the NRB business, in accordance with the Purchase Agreement.

(f)	Reflects the elimination of liabilities of the NRB business that transfer to the Buyer, net of liabilities that will be retained by the Company, in accordance with the Purchase Agreement as well as transaction costs and transfer taxes.

(g)	Reflects the elimination of liabilities of the NRB business that transfer to the Buyer in accordance with the Purchase Agreement.

(h)	Reflects the elimination of pension liabilities of the NRB business that transfer to the Buyer in accordance with the Purchase Agreement and the curtailment of certain U.S. pension plans.

(i)	Reflects the elimination of accumulated postretirement benefit obligations attributable to NRB business associates and retirees and the curtailment of this plan.

(j)	Reflects the after-tax pro forma impact of the loss on the sale of the NRB business, assuming an estimated effective tax rate of 37%. The Company had previously disclosed that it expected to incur a pretax loss on the sale of the NRB business of approximately $20 million to $60 million upon completion of the sale. The Company currently expects to incur an after-tax loss on the sale of the NRB business of up to approximately $20 million upon completion of the sale. The change in the expected amount of loss on the sale of the NRB business was primarily due to foreign currency translation adjustments. The expected loss is only an estimate and is subject to change based on the final balance sheet amounts and jurisdictional tax computations as of the effective date of the sale.

(k)	Reflects the elimination of pension adjustments, net of deferred taxes, associated with certain pension plans of the NRB business that transfer to the Buyer and foreign currency translation adjustments associated with the NRB business.

(l)	Reflects the elimination of the operating results of the NRB business as if the transaction occurred at the beginning of the each period presented. These results have been adjusted to reflect federal and state income taxes of the NRB business on a stand-alone basis. The pro forma loss on the sale of the NRB business is not included in the income statement.